UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 11, 2004

YELLOW ROADWAY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas   66211

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code	(913) 696-6100

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial statements of businesses acquired.
Not applicable

(b)	Pro forma financial information.
Not applicable

(c)	Exhibits.
	99.1	The Yellow Roadway Corporation Bear Stearns Global Transportation Conference slide show.

Item 9.      Regulation FD Disclosure

On May 11, 2004, William D. Zollars, Chairman, President and Chief Executive Officer of Yellow Roadway Corporation (the “Company”) delivered a presentation at the Bear Stearns Global Transportation Conference. The presentation is available on an audio webcast through the Company’s website, www.yellowroadway.com, and will be available for 30 days. A copy of the slide show is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information presented in this Current Report on Form 8-K may contain forward-looking statements and certain assumptions upon which such forward-looking statements are in part based. Numerous important factors, including those factors identified as in the Yellow Roadway Annual Report on Form 10-K and other of the Company’s filings with the Securities and Exchange Commission, and the fact that the assumptions set forth in this Current Report on Form 8-K could prove incorrect, could cause actual results to differ materially from those contained in such forward-looking statements.

Information in this Current Report is being furnished pursuant to Item 9 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Current Report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Current Report contains is material investor information that is not otherwise publicly available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YELLOW ROADWAY CORPORATION
(Registrant)

Date: May 11, 2004	By:	/s/ Stephen L. Bruffett
Stephen L. Bruffett
Senior Vice President,
Corporate Development
and Investor Relations